                                  Exhibit 11.1
                                  ------------
             Statement Regarding Calculation of Earnings Per Share

                                                        Basic           Diluted
                                                     EPS number       EPS number            Net          Basic      Diluted
                                                     of shares         of shares          Income          EPS         EPS
                                                     -----------------------------------------------------------------------
3 months ended March 31, 2001                           9,117,286        9,646,791       $ 1,160,052      $0.13        $0.12
3 months ended March 31, 2002                           9,298,749        9,577,312       $   871,358      $0.09        $0.09

3 months ended March 31, 2001                           Basic                            Diluted
                                                     ------------                      -------------
Average Shares Outstanding                              9,117,286                          9,117,286
Options - Plan 2                                                           174,667
Average Option Price                                                 $        2.60
Total Exercise Cost                                                  $     454,134
Shares Repurchased                                                          31,320
Net Shares from Option - Plan 2                                                              143,347
Options - Plan 3                                                           568,513
Average Option Price                                                 $        6.56
Total Exercise Cost                                                  $   3,729,445
Shares Repurchased                                                         257,203
Net Shares from Option - Plan 3                                                              311,310
Options - Plan 4                                                           166,692
Average Option Price                                                 $       15.04
Total Exercise Cost                                                  $   2,507,048
Shares Repurchased                                                         172,900
Net Shares from Option - Plan 4                                                                    -
Options - EFA Non-qualified                                                 85,500
Average Option Price                                                 $       10.19
Total Exercise Cost                                                  $     871,245
Shares Repurchased                                                          60,086
Net Shares from Option - EFA Non-qualified                                                    25,414
Options - CGB Qualified                                                     95,254
Average Option Price                                                 $       10.12
Total Exercise Cost                                                  $     963,970
Shares Repurchased                                                          66,481
Net Shares from Option - CGB Qualified                                                        28,773
Options - CGB Non-Qualified                                                 76,818
Average Option Price                                                 $       10.60
Total Exercise Cost                                                  $     814,271
Shares Repurchased                                                          56,157
Net Shares from Option - CGB Non-Qualified                                                    20,661
                                                     ------------                      -------------
Gross Shares                                            9,117,286                          9,646,791
Price                                                                $       14.50

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
3 months ended March 31, 2002                           Basic                            Diluted
                                                     ------------                      -------------
Average Shares Outstanding                              9,298,749                          9,298,749
Options - Plan 2                                                           142,267
Average Option Price                                                 $        2.67
Total Exercise Cost                                                  $     379,853
Shares Repurchased                                                          35,302
Net Shares from Option - Plan 2                                                              106,965
Options - Plan 3                                                           464,511
Average Option Price                                                 $        6.89
Total Exercise Cost                                                  $   3,200,481
Shares Repurchased                                                         297,442
Net Shares from Option - Plan 3                                                              167,069
Options - Plan 4                                                           425,336
Average Option Price                                                 $       13.02
Total Exercise Cost                                                  $   5,537,875
Shares Repurchased                                                         514,672
Net Shares from Option - Plan 4                                                                    0
Options - EFA Non-qualified                                                 85,500
Average Option Price                                                 $       10.19
Total Exercise Cost                                                  $     871,245
Shares Repurchased                                                          80,971
Net Shares from Option - EFA Non-qualified                                                     4,529
Options - CGB Qualified                                                     54,102
Average Option Price                                                 $       10.77
Total Exercise Cost                                                  $     582,679
Shares Repurchased                                                          54,152
Net Shares from Option - CGB Qualified                                                             0
Options - CGB Non-Qualified                                                 57,906
Average Option Price                                                 $       10.77
Total Exercise Cost                                                  $     623,648
Shares Repurchased                                                          57,960
Net Shares from Option - CGB Non-Qualified                                                         0
                                                     ------------                      -------------
Gross Shares                                            9,298,749                          9,577,312
Price                                                                $       10.76

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